Exhibit 8.1

List of Subdiaries, Including Their Jurisdiction of Incorporation and Names Under Which They Do Business

Legal and Business Name	Jurisdiction of Incorporation
Eastbrook Industrial Constructors Inc.	Alberta, Canada
Grand Sierra Construction Inc.	Alberta, Canada
Grand Sierra Equipment Ltd.	Alberta, Canada
Health Partners Kingston Ltd.	Alberta, Canada
Health Partners Markham Ltd.	Alberta, Canada
Health Partners Ottawa Ltd.	Alberta, Canada
Melloy Industrial Services Inc.	Alberta, Canada
Monad Industrial Constructors Inc.	Alberta, Canada
Pacalta Construction Inc.	British Columbia, Canada
PCL Builders Inc.	Alberta, Canada
PCL Capital Inc.	British Virgin Islands
PCL Construction Group Inc.	Alberta, Canada
PCL Construction Holdings Ltd.	Alberta, Canada
PCL Construction Management Inc.	Alberta, Canada
PCL Construction Resources Inc.	Alberta, Canada
PCL Constructors Bahamas Ltd.	Nassau, Bahamas
PCL Constructors Canada Inc.	Alberta, Canada
PCL Constructors Eastern Inc.	Alberta, Canada
PCL Constructors Inc.	Alberta, Canada
PCL Constructors Northern Inc.	Alberta, Canada
PCL Constructors Westcoast Inc.	Alberta, Canada
PCL Design Builders Inc.	Alberta, Canada
PCL Design Constructors Inc.	Alberta, Canada
PCL Fabricators Inc.	Alberta, Canada
PCL Industrial Constructors Inc.	Alberta, Canada
PCL Industrial Management Inc.	Alberta, Canada
PCL Intracon Power Inc.	Alberta, Canada
PCL Tools Inc.	Alberta, Canada
4102410 Canada Inc.	Northwest Territories, Canada
A.T. Curd Structures, Inc.	Colorado, U.S.A.
C.C. Conley & Sons, Inc.	West Virginia, U.S.A.
Company 54, Inc.	Nevada, U.S.A.
Green Development, Inc.	Delaware, U.S.A.
Green International Guyana, Inc.	Delaware, U.S.A.
Green International, Inc.	Iowa, U.S.A.
Green Investments, Inc.	Delaware, U.S.A.
Green Leighton Contractors, Inc.	Delaware, U.S.A.
Nordic PCL Construction, Inc.	Hawaii, U.S.A.
Northland Alaska, Inc.	Alaska, U.S.A.
PCL Civil Constructors, Inc.	Colorado, U.S.A.
PCL Construction Associates, Inc.	Minnesota, U.S.A.
PCL Construction Enterprises, Inc.	Colorado, U.S.A.
PCL Construction, Inc.	Colorado, U.S.A.
PCL Construction New Mexico, Inc.	New Mexico, U.S.A.
PCL Construction Resources (U.S.A.) Inc.	Colorado, U.S.A.
PCL Construction Services, Inc.	Colorado, U.S.A.
PCL Environmental, Inc.	Arizona, U.S.A.
PCL Industrial Construction, Inc.	Colorado, U.S.A.
PCL Industrial Construction Co.	Colorado, U.S.A.
PCL Industrial Services, Inc.	Colorado, U.S.A.
PCL U.S. Holdings, Inc.	Colorado, U.S.A.
Rialto Holdings, Inc.	Colorado, U.S.A.
PCL Constructors Pacific Rim Pty Ltd.	Victoria, Australia